Exhibit 99.1
Denbury Resources Inc. Announces Preliminary Results of Merger
Consideration Elections by Encore Stockholders
PLANO, TX — March 3, 2010 — Denbury Resources Inc. (NYSE: DNR) announced today the preliminary results of the merger consideration elections made by stockholders of Encore Acquisition Company (NYSE: EAC) as to the form of merger consideration they wish to receive in the acquisition of Encore by Denbury. Denbury anticipates closing the acquisition, which remains subject to customary closing conditions, on or about March 9, 2010.
Encore stockholders were entitled to elect consideration consisting solely of $50.00 per share in cash, or consisting solely of shares of Denbury common stock, determined by dividing $50.00 by the volume weighted average price of Denbury common stock for the 20 consecutive trading days ending on the second full trading day prior to the effective time of the merger (as more fully described in the joint proxy statement/prospectus, the “Denbury 20-day average price”), subject to the collar, proration and allocation features described in the joint proxy statement/prospectus. The merger consideration elections are subject to proration so that, in the aggregate, approximately 30% of the consideration for the outstanding shares of Encore common stock will consist of cash, and the remaining consideration will consist of shares of Denbury common stock. Encore stockholders electing mixed cash and stock consideration, and stockholders that failed to make an election, will be paid $15.00 per share in cash and will receive a number of common shares determined by dividing $35.00 by the Denbury 20-day average price.
Based on available information, as of the election deadline of 5:00 p.m. Eastern Time on March 2, 2010, of the approximately 55,542,510 shares of Encore common stock outstanding on February 3, 2010, the record date for voting on the merger, and thus entitled to utilize the election mechanism, elections to receive 100% cash were made by holders of approximately 10,340,000 shares of Encore common stock (approximately 18.6% of the outstanding shares of Encore common stock on the record date), and elections to receive 100% stock were made by holders of approximately 21,489,000 shares of Encore common stock (approximately 38.7% of the outstanding shares of Encore common stock on the record date). Cash elections with respect to approximately 818,000 Encore shares and stock elections with respect to approximately 2,394,000 Encore shares were made pursuant to the notice of guaranteed delivery procedure, as described below.
Merger consideration elections with respect to Encore shares pursuant to the notice of guaranteed delivery procedure require the delivery of Encore stock certificates representing such shares (or a confirmation evidencing the book-entry transfer of such shares) to the exchange agent, BNY Mellon Shareowner Services, by 5:00 p.m. Eastern Standard Time on March 5, 2010. If the exchange agent does not receive the required certificates or confirmation of transfer by this guaranteed delivery deadline, the Encore shares subject to such election will be treated as shares for which no valid election was made.
Based on the preliminary information above and the terms of the merger agreement, and assuming for purposes of these calculations that the number of issued and outstanding shares of Encore common stock immediately prior to the merger equals the number of shares outstanding on the record date:
•	Encore stockholders who made valid elections to receive all cash consideration will receive approximately 92% of the total consideration for their Encore shares in cash, and the remainder in shares of Denbury common stock;

•	Encore stockholders who made valid elections to receive all stock consideration will receive 100% of the consideration for their Encore shares in the form of shares of Denbury common stock;

•	Encore stockholders electing mixed cash and stock consideration, and stockholders that failed to make an election, will be paid $15.00 per share in cash and will receive a number of common shares determined by dividing $35.00 by the Denbury 20-day average price.
The final results of the merger consideration elections are expected to be announced on or about March 9, 2010. Pursuant to the merger agreement between Denbury and Encore, fractional shares of Denbury common stock will not be issued. In lieu thereof, Encore stockholders will receive cash for their fractional share interests based on the closing price of Denbury common stock on the business day immediately prior to the closing of the merger.
About Denbury
Denbury Resources Inc. (http://www.denbury.com) is a growing independent oil and natural gas company. Denbury is the largest oil and natural gas operator in Mississippi, owns the largest reserves of CO2 used for tertiary oil recovery east of the Mississippi River, and holds significant operating acreage in Louisiana, Alabama, and Southeast Texas. Denbury’s goal is to increase the value of acquired properties through tertiary recovery operations, combined with a combination of exploitation, drilling, and proven engineering extraction practices.
Denbury is headquartered in Plano, Texas (a suburb of Dallas) and employs approximately 830 employees, the majority of whom are employed in field operations or field offices.
About Encore
Encore Acquisition Company (www.encoreacq.com) is engaged in the acquisition and development of oil and natural gas reserves from onshore fields in the United States. Since 1998, Encore has acquired producing properties with proven reserves and leasehold acreage and grown the production and proven reserves by drilling, exploring, reengineering or expanding existing waterflood projects, and applying tertiary recovery techniques.
Encore is headquartered in Fort Worth, Texas.
Additional Information
In connection with the proposed acquisition of Encore by Denbury a joint proxy statement/prospectus and other related documents have been filed with the SEC. Investors and security holders are urged to read carefully the definitive joint proxy statement/prospectus because it contains important information regarding Denbury, Encore and the merger transaction. This definitive joint proxy statement/prospectus has been sent to stockholders of Denbury and Encore seeking their approval of the transaction. Investors and security holders may obtain a free copy of the definitive joint proxy statement/prospectus and other documents filed by Denbury and Encore with the SEC at the SEC’s website, www.sec.gov. The definitive joint proxy statement/prospectus and such other documents relating to Denbury may also be obtained free-of-charge by directing a request to Denbury, Attn: Investor Relations, 5100 Tennyson Parkway, Suite 1200, Plano, Texas 75024, or from Denbury’s website, www.denbury.com. The definitive joint proxy statement/prospectus and such other documents relating to Encore may also be obtained free-of-charge by directing a request to Encore, Attn: Bob Reeves, 777 Main Street, Suite 1400, Fort Worth, Texas 76102, or from Encore’s website, www.encoreacq.com. Denbury, Encore and their respective directors and executive officers may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies in connection with the proposed transaction. Information concerning the interests of the persons who may be “participants” in the solicitation is set forth in the joint proxy statement/prospectus.

Cautionary Note on Forward-Looking Statements
Certain statements in this Denbury press release may constitute “forward-looking statements” within the meaning of Federal securities laws. The events and circumstances referred to in forward-looking statements are subject to numerous risks and uncertainties that are detailed in Denbury’s filings with the Securities and Exchange Commission, including its most recent report on Form 10-K. These risks and uncertainties are incorporated by this reference as though fully set forth herein and these events and circumstances may be influenced by factors that could cause actual outcomes and results to be materially different from those projected.
All written and oral forward-looking statements attributable to Denbury or persons acting on its behalf are expressly qualified in their entirety by such factors.
Except for its obligations to disclose material information under United States federal securities laws, Denbury does not undertake any obligation to publicly release any revision to any forward-looking statement, to report events or circumstances after the date of this document, or to report the occurrence of unanticipated events.
SOURCE: Denbury Resources Inc.